IElement

October 17, 2006

Dallas, TX

IElement Corporation Enters into Letter of Intent with US Wireless Online

IElement Corporation (OTCBB: IELM.OB; Frankfurt: SZQ1.F or IELM.F), a nationwide provider of advanced communication services and Voice over Internet Protocol (VoIP) solutions, announced today that it has entered into a non-binding letter of intent to purchase a controlling interest in US Wireless Online, Inc. (UWRL.PK), one of the nation’s largest wireless internet service providers.

Upon completion of due diligence and closing a definitive agreement, the deal will give IElement access to over 2,500 business customers who generated over $3.5 million in unaudited gross revenue for US Wireless in 2005. It will also expand IElement’s presence by adding six new markets in the Southern, Midwestern and Eastern parts of the United States.

IElement’s CEO, Ivan Zweig, commented: “This is a new opportunity for us to take a leadership position in the booming wireless broadband market, gain valuable market share and broaden our nationwide footprint. We look forward to leveraging this new customer base, technology and market space. Additionally, we anticipate achieving significant penetration into these 2,500 business customers by introducing our vast array of complementary products to them, most of which are not currently offered to the USWO subscriber base. These products include traditional voice service, VoIP, managed Microsoft Exchange, disaster recovery service and hosted IT services. We are committed to increasing shareholder value by leveraging our existing capabilities and are very excited about the vast incremental ‘sell through’ opportunities presented by the addition of these customers”.

IElement is based in Dallas, Texas and US Wireless is based in Louisville, Kentucky. The companies will release additional details of the transaction once a definite agreement is signed, which they expect to take place on or prior to November 15, 2006.

You can find other IElement news at www.ielement.com/news.htm.

About IElement Corporation

IElement is a facilities-based nationwide communications service provider that offers state-of-the-art telecommunications services to small and medium sized businesses (“SMBs”).  IElement provides broadband data, voice and wireless services by offering integrated T-1 lines as well as a Layer 2 Private Network and VOIP solutions. These solutions provide SMBs with dedicated internet access, customizable business solutions for voice, data, wireless, internet, and secure communications channels between the SMB offices, partners, vendors, customers and employees without the use of a firewall or encryption device. IElement has a network presence in 18 major markets in the United States, including facilities in Los Angeles, Dallas and Chicago.

For more information on IElement, please visit www.ielement.com.

About US Wireless Online, Inc.

US Wireless Online owns and operates one of the nation's largest wireless Internet broadband networks with significant coverage areas in Alabama, Florida, Indiana, Kentucky, Mississippi and Pennsylvania. The Company provides commercial wireless Internet access and related applications and services in the rapidly growing wireless broadband industry. US Wireless Online is headquartered in Louisville, Kentucky and more information can be found at www.uswo.net.

For more information on US Wireless Online, Inc. please visit the Company's website at www.uswo.net or call 502.213.3700.

This press release may contain “forward-looking statements.” In some cases, you can identify forward-looking statements by terminology such as “may”, “will”, “should”, “could”, “expects”, “plans”, “intends”, “anticipates”, “believes”, “estimates”, “predicts”, “potential”, “continue” or the negative of such terms and other comparable terminology. These forward-looking statements include, without limitation, statements about our market opportunity, our strategies, competition, expected activities and expenditures as we pursue our business plan, and the adequacy of our available cash resources. Although we believe that the expectations reflected in any forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Actual results may differ materially from the predictions discussed in these forward-looking statements. Changes in the circumstances upon which we base our predictions and/or forward-looking statements could materially affect our actual results. Additional factors that could materially affect these forward-looking statements and/or predictions include, among other things: (1) our limited operating history; (2) our ability to pay down existing debt; (3) the risks inherent in the investigation, involvement and acquisition of a new business opportunity; (4) unforeseen costs and expenses; (5) potential litigation with our shareholders and/or former or current investors; (6) the Company's ability to comply with federal, state and local government regulations; and (7) other factors over which we have little or no control.

CONTACT:     IElement Inc.
                          Ivan Zweig, CEO
                          (213) 232-3421
                          investor@ielement.com
                          www.ielement.com

                          US Wireless Online, Inc.
                          (502) 213-3700
                          www.uswo.net